Exhibit 99.1

Monolithic Power Systems, Inc. 6409 Guadalupe Mines Road San Jose, CA 95120 USA T: 408-826-0600, F: 408-826-0601 www.monolithicpower.com	PRESS RELEASE For Immediate Release

MONOLITHIC POWER SYSTEMS PREVAILS IN CONTRACT DISPUTE WITH

LINEAR TECHNOLOGY CORP.

MPS’ Discontinued MP1543 Product is Found to have Infringed Linear’s Patents –

Stipulated Damages are Ten Dollars

San Jose, California, July 1, 2008, Monolithic Power Systems (MPS), (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, announced today that the United States District Court for the District of Delaware issued judgment as a matter of law that MPS did not breach its October 1, 2005 Settlement and License Agreement with Linear Technology Corporation (Linear), (Nasdaq: LLTC). MPS plans to seek recovery of substantial attorney fees and costs from Linear, pursuant to a prevailing party attorneys fees provision in the Settlement and License Agreement.

The court also found as a matter of law that MPS had not willfully infringed the patent claims of U.S. Patent Numbers 5,481,178 and 6,580,258 asserted by Linear against the accused MP1543 product. MPS had discontinued the sales of that product more than 18 months earlier. The court further found as a matter of law that MPS had not indirectly infringed Linear’s asserted patent claims and that Linear had failed to introduce any evidence of infringement by any MPS customer. However, the jury returned a verdict that an evaluation board containing the previously discontinued MP1543 product had directly infringed the asserted patent claims and that Linear’s patents mentioned above are valid. The parties had stipulated to a total of ten dollars in nominal patent infringement damages in the event that Linear prevailed in that dispute.

Safe Harbor Statement

This press release contains forward-looking statements regarding MPS’s plans to seek recovery of substantial attorney fees and costs from Linear. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties of recovering attorney fees and costs from Linear; the outcome of any upcoming trials, hearings, motions, and appeals; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-K/A filed on May 12, 2008.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com